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                                                                    EXHIBIT 10.6

                            ATLANTIC CROSSING/AC-1
                            SUBMARINE CABLE SYSTEM

                          CAPACITY PURCHASE AGREEMENT

     THIS AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement"), made and entered into this 10th day of June, 1998, between ATLANTIC CROSSING LTD., a company organized and existing under the laws of Bermuda and having its principal office in Bermuda (the "Grantor"), and TELEMONDE BANDWIDTH (BERMUDA) LTD, a company in the process of incorporation under the laws of Bermuda and whose registered office shall be at Argonaut House, 5 Park Road, Hamilton HM09, Bermuda (the "Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Grantor, (formerly known as Global Telesystems Ltd.), its subsidiaries, SSI Atlantic Crossing LLC and AT&T Submarine Systems, Inc., now known as Tyco Submarine Systems Ltd. (together with its successors and assigns, "TSSL") have entered into the Project Development and Construction Contract, dated March 18, 1997 (as amended, supplemented or otherwise modified from time to time, the "Supply Contract"), pursuant to which TSSL has agreed to design, manufacture, construct, install and deliver a fiber optic cable system connecting (a) the United States to the United Kingdom, (b) the United Kingdom to the Netherlands, (c) the Netherlands to Germany and (d) Germany to the United States (the "System");

     WHEREAS, the Grantor, its subsidiaries, SSI Atlantic Crossing LLC and TSSL have also entered into the Operations, Administration and Maintenance Agreement, dated as of March 25, 1997 (as amended, supplemented or otherwise modified from time to time, the "OA&M Agreement"), pursuant to which TSSL has agreed, in accordance with the terms thereof, to operate, administer and maintain the System;

     WHEREAS, the Purchaser desires to acquire rights with respect to the Purchased Capacity (as defined herein) on an indefeasible right of use basis ("IRU") and such Purchased Capacity represents capacity on the System between the System Interface (as defined herein) of the applicable cable stations;

     WHEREAS, the Purchased Capacity is comprised of: (a) S Capacity (as defined herein), which will be conveyed by the Grantor to the Purchaser pursuant to this Agreement; and (b) to the extent necessary to allow the Purchaser to use its IRU in the applicable S Capacity, T Capacity (as defined herein), which will be conveyed by subsidiaries of the Grantor to the Purchaser pursuant to the Indefeasible Right of Use Agreement, attached hereto as Annex A; and

     WHEREAS, in order to obtain inland connection services in the United States and the United Kingdom for the purpose of extending the Purchased Capacity inland to a location in New York City and London (the "Inland Capacity"), the Purchaser has the option of entering into separate agreements (the "Inland Capacity Agreements") with subsidiaries or affiliates of the

Grantor located in the United States and the United Kingdom (the "Inland Affiliates");

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, covenant and agree with each other as follows:

1.  DEFINITIONS. Terms defined in the preamble, in the recitals and Annex B
    -----------
    hereto shall have their respective meanings when used herein and the following terms shall have the following meanings:

        "Access Connection" as defined in Annex B to this Agreement.
         -----------------

        "Adjusted Pro Rata Share" as defined in Annex B to this Agreement.
         -----------------------

        "Advisory Committee" as defined in Paragraph 5 of Annex B to this
         ------------------
         Agreement.

        "Business Day" means a day other than a Saturday, Sunday or other day on
         ------------
         which commercial banks in New York City or Bermuda are authorized or required to close.

        "Dollars" or "S" means United States dollars.
         -------      -

        "European Segment" means Segment S-3a, S-3b and/or S-3c.
         ----------------

        "Force Majeure" means any event or circumstance or combination of events
         -------------
         or circumstances that is beyond the reasonable control of the party sought to be held liable, including, but not limited to: delay in obtaining or failure to obtain any permit or governmental authorization; acts of God or of the public enemy; acts or failure to act of any governmental authority; war or warlike operations; civil war or commotion, mobilizations or military call-up and acts of similar nature, revolution, rebellions, sabotage, and insurrections or riots; drought, fires, floods, lightning, epidemics, quarantine restrictions; strikes, and other labor actions; freight embargoes; unworkable weather; trawler or anchor damage; damage caused by other marine activity such as fishing, marine research and marine development; failure or shortage of power supplies and general unavailability of any raw materials or components; acts of omissions of transporters or the acts or failure to act of the Purchaser (in the case Grantor is sought to be held liable), of Grantor (if the Purchaser is sought to be held liable), or of other respective representatives or agents thereof.

        "Grantor's Account" means the bank account of the Grantor maintained
         -----------------
         with Deutsche Bank AG, New York Branch, at 31 West 52nd Street, New York, New York 10019 (account number 10-533026-0016) or such other account as the Grantor may designate to the Purchaser in writing. Wire instructions for the above referenced account are as follows:

                Account Name:      Atlantic Crossing Ltd.
                Account Number:    10-533026-0016
                Bank Name:         Deutsche Bank AG, New York Branch
                ABA No.:           026-003-780
                Reference:         Atlantic Crossing Attn: Lydia Zaininger

        "Initial Committed Capacity" means the Purchased Capacity described in
         --------------------------
         Section 2(b) hereof.

        "Maintenance Costs" as defined in Section 4(a) of this Agreement.
         -----------------

        "Minimum Capacity Unit" or "MCU" means the minimum capacity to be
         ---------------------      ---
         purchased by the Purchaser in the System. A STM-1 is designated as the MCU for purposes of this Agreement.

        "Operator" means TSSL and its successors and assigns as operator under
         --------
         the OA&M Agreement or any successor operator of the System appointed by Grantor.

        "Payment Date" means, with respect to the IRU granted in respect of any
         ------------
         Purchased Capacity, the date on which the Purchaser pays the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors), in immediately available Dollars, the amount required to be paid by the Purchaser for such Purchased Capacity in accordance with
         Section 3(b) of this Agreement.

        "Payment Due Date" shall have the meaning set forth in Schedule III to
         ----------------
         this Agreement.

        "Presale Purchaser" means any purchaser who acquires an IRU in capacity
         -----------------
         on a Transatlantic Segment from the Grantor which was contracted for prior to the earlier of (x) the RFS Date for the entire System and (y) November 30, 1998.

        "Purchased Capacity" means the S Capacity set forth on Schedule I
         ------------------
         hereto, together with to the extent necessary to allow the Purchaser to use its IRU in the applicable S Capacity, the applicable T Capacity.

        "Purchase Price" means, with respect to the IRU granted in respect of
         --------------
         any Purchased Capacity, the amount payable by the Purchaser to the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors) in respect of such Purchased Capacity and set forth under the heading "Purchase Price" on Schedule I to this Agreement.

        "Residual Capacity" means the Segment S-1 Residual Capacity, the Segment
         -----------------
         S-2 Residual Capacity, the Segment S-3a Residual Capacity, the Segment S-3b Residual Capacity, the Segment S-3c Residual Capacity and the Segment S-4

        Residual Capacity.

        "RES Date" means, with respect to any Segment, the date on which such
         --------
         Segment will be available for service, which shall be the date on which the Grantor certifies that (i) such Segment has achieved the standard described in Attachment 4 to Annex B hereto, (ii) such Segment has been accepted by Grantor as ready for commercial service under the Supply Contract and (iii) the independent engineer engaged by Grantor's senior lenders has concurred with such acceptance. The RFS Date for Segment S-1 (and the related T Segments) was May 22, 1998. The anticipated RFS Date for Segment S-2 is November 30, 1998. The anticipated RFS Date for Segment S-3a, Segment S-3b, Segment S-3c, Segment S-4 and the entire System is February 22, 1999. The foregoing dates are merely estimates as of the date hereof and shall not be deemed to be representations, covenants or conditions to obligations, provided that the Grantor shall notify the Purchaser in writing as soon as reasonably practicable if in its good faith judgment the Grantor determines that a Segment will not be available for service on the anticipated RFS Date.

        "Right of Use Agreement" means the Indefeasible Right of Use Agreement,
         ----------------------
         dated as of the date hereof, made by GT Landing Corp., GT U.K. Ltd., Global Telesystems GmbH and GT Netherlands B.V. in favor of purchasers of capacity on the System (including the Purchaser) and attached as Annex A to this Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with Paragraph 9 thereof.

        "S Capacity" means capacity on the System available on any S
         ----------
         Segment.

        "S Segments" the collective reference to Segment S-1, S-2 and S-3a,
         ----------
         S-3b, S-3c and S-4, as necessary.

        "Segment S-1" as defined in Annex B to this Agreement.
         -----------

        "Segment S-1 Residual Capacity" as defined in Annex B to this Agreement.
         -----------------------------

        "Segment S-2" as defined in Annex B to this Agreement.
         -----------

        "Segment S-2 Residual Capacity" as defined in Annex B to this
         -----------------------------
         Agreement.

        "Segment S-3a" as defined in Annex B to this Agreement.
         ------------

        "Segment S-3a Residual Capacity" as defined in Annex B to this
         ------------------------------
         Agreement.

        "Segment S-3b" as defined in Annex B to this Agreement.
         ------------

        "Segment S-3b Residual Capacity" as defined in Annex B to this
         ------------------------------
         Agreement.

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        "Segment S-3c" as defined in Annex B to this Agreement.
         ------------
        "Segment S-3c Residual Capacity" as defined in Annex B to this
         ------------------------------
        Agreement.

        "Segment S-4" as defined in Annex B to this Agreement.
         -----------

        "Segment S-4 Residual Capacity" as defined in Annex B to this Agreement.
         -----------------------------

        "Segment T-1" as defined in Annex B to this Agreement.
         -----------

        "Segment T-2" as defined in Annex B to this Agreement
         -----------

        "Segment T-3" as defined in Annex B to this Agreement
         -----------

        "Segment T-4" as defined in Annex B to this Agreement
         -----------

        "Segments" the collective reference to the S Segments and the T
         --------
        Segments.

        "Stub Period" as defined in Section 4(a) hereof.
         -----------

        "Subsidiary Grantors" the collective reference to GT Landing Corp., GT
         -------------------
        U.K. Ltd., Global Telesystems GmbII and GT Netherlands B.V. each a wholly-owned subsidiary of the Grantor.

        "Supplier" means TSSL and its successors and assigns as contractor under
         --------
        the Supply Contract or any successor contractor of the System appointed by Grantor.

        "T Capacity" means capacity on the System available on any T Segment.
         ----------

        "T Segments" the collective reference to Segment T-1, T-2, T-3 and T-4.
         ----------

        "Transatlantic Segment" means Segment S-1, S-2 or S-4.
         ---------------------

        "Total Purchase Price" means the aggregate amount payable by the
         --------------------
        Purchaser to the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors) for the IRU of the Purchased Capacity as set forth on the bottom of Schedule 1 to this Agreement opposite the phrase "Total Purchase Price".

2. IRU FOR PURCHASED CAPACITY.
   --------------------------

   (a)  Purchase and Grant of IRU. The Purchaser hereby irrevocably agrees to
        -------------------------
        purchase, for the Purchase Price and on the Payment Due Dates set forth in Schedule III to this Agreement, an aggregate of sixteen (16) MCUs on Segment S-1, (the "Initial Committed Capacity"). Effective on the Payment Date, the Grantor, together with the applicable Subsidiary Grantors pursuant to the Right of Use Agreement, grants to the Purchaser, for the term of this Agreement, an IRU in the Purchased Capacity for which payment has been made in accordance with Schedule III to this Agreement. Each purchase and grant of the IRU in the Purchased Capacity takes place in Bermuda.

   (b)  Annex B. Certain rights and obligations with respect to the IRU of the
        -------
        Purchased Capacity are described in Annex B hereto, which is incorporated herein by reference.

   (c)  Residual Capacity. If the Purchaser is a Presale Purchaser, then,
        -----------------
        effective on the date which is 12-1/2 years after the RFS Date for the entire System, the Grantor, together with the applicable Subsidiary Grantors pursuant to the Right of Use Agreement, grants to the Purchaser, at no additional charge and for the term of this Agreement, an IRU in (i) the Purchaser's Adjusted Pro Rata Share of the Segment S-1 Residual Capacity, (ii) the Purchaser's Adjusted Pro Rata Share of the Segment S-2 Residual Capacity, (iii) the Purchaser's Adjusted Pro Rata Share of the Segment S-3a Residual Capacity, (iv) the Purchaser's Adjusted Pro Rata Share of Segment S-3b Residual Capacity, (v) the Purchaser's Adjusted Pro Rata Share of Segment S-3c Residual Capacity and (vi) the Purchaser's Adjusted Pro Rata Share of Segment S-4 Residual Capacity. The Grantor shall promptly notify the Purchaser of the amount of capacity in which the Purchaser obtained an IRU pursuant to this
        Section 2(c). If the Purchaser acquires an IRU in any Residual Capacity, the terms contained herein binding on the Purchaser with respect to Purchased Capacity shall be binding on the Purchaser with respect to such Residual Capacity. The Purchaser's Adjusted Pro Rata Share in any S Segment shall be allocated in half MCUs, and the Grantor shall be permitted to round down to the nearest whole MCU.

   (d)  Presale Upgrade Rights. In addition, if the Grantor and the Subsidiary
        ----------------------
        Grantors determine to increase the Initial Design Capacity of the System after the date which 12-1/2 years after the RFS Date for the entire System, the Grantor shall deliver to the Purchaser (only if the Purchaser is a Presale Purchaser) notice of the proposed increase. If the Purchaser is a Presale Purchaser, the Purchaser will have the right to receive a portion of such increased capacity, on terms to be provided at that time.

   (e)  Additional Purchases. The Purchaser will have the right to elect to
        --------------------
        purchase additional MCUs of Purchased Capacity on Segment S-1 (the "Optional Purchased Capacity") at any time, so long as and only to the
         ---------------------------
        extent that at such time uncommitted capacity remains available in the Segment S-1. The purchase price for the Optional Purchased Capacity shall be the lesser of (i) $4,000,000 per MCU and (ii) the lowest prevailing AC-1 list price per MCU on Segment S-1. The purchase price for the Optional Purchased Capacity, in respect of an election on or before the RFS Date for Segment S-1 ("Pre RFS Election"), shall be due and payable on the RFS Date for Segment S-1, or, in respect of an election after the RFS Date for Segment S-1 ("Post RFS Election"), immediately as set out below in this Section 2(c). The Purchaser may elect to exercise such right by (1) delivering written notice to Grantor, which notice shall set forth the number of MCUs to which such election shall apply and (2) either, in respect of a Pre RFS Election, making an initial payment to the Grantor's Account of 10% of the applicable purchase price of such Optional Purchased Capacity in order to increase the "Initial Payment" pursuant to Section 3(a) below, or in respect of a Post RFS Election, immediately paying to the Grantor's Account the applicable purchase price of such Optional Purchased Capacity. Upon receipt of such written election notice and payment, to the extent that such Optional Purchased Capacity remains uncommitted at that time, the Purchaser shall be irrevocably obligated to purchase such additional MCU(s) of Purchased Capacity on Segment S-1 on the RFS Date, in respect of Pre RFS Election, or immediately in respect of a Post RFS Election, as applicable. The 10% initial payment to be made pursuant to this Section 2(c) in respect of a Pre RFS Election, if and when paid to Grantor, shall be non-refundable (except as provided in Section 21 of this Agreement) and shall be credited toward the payment of the purchase price pursuant to this Section 2(c). Payment of the purchase price in respect of a Post RFS Election made under this Section 2(f) shall be non-refundable. A revised Schedule I will be prepared with respect to such Optional Purchased Capacity.

   (f)  Option for Segments S-3a and S-3c. The Grantor hereby grants to the
        ---------------------------------
        Purchaser the option to purchase Purchased Capacity on Segment S-3a or Segment S-3c (the "Optional European Capacity") at any time, so long as
                           --------------------------
        and only to the extent that at such time uncommitted capacity remains available in the subject Segment. The purchase price for such MCUs of Purchased Capacity on Segment S-3a or Segment S-3c shall be as follows:
        (i) if the Purchaser purchases such MCUs on a "matched" basis (the total number of MCUs of Purchased Capacity on Segment S-3a and/or Segment S-3c matches or is less than the number of MCUs of Purchased Capacity on Segment S-1 Purchaser has committed to purchase hereunder), then the Purchaser shall pay $500,000 per MCU or (ii) if the Purchaser purchases such MCUs on an "unmatched" basis (the total number of MCUs of Purchased Capacity on Segment S-3a and/or Segment S-3c exceeds the number of MCUs of Purchased Capacity on Segment S-1 Purchaser has committed to purchase hereunder), then the Purchaser shall pay $1,000,000 per unmatched MCU. The purchase price per MCU of such Optional European Capacity, in respect of an election on or before the RFS Date for the relevant European Segment ("Pre RFS Election"), shall be due and payable on the RFS Date for such European Segment, or, in respect of an election after the RFS Date for such European Segment ("Post RFS Election"), immediately as set forth below in this Section 2(f). The Purchaser may elect to exercise such right by (1) delivering a written election notice to Grantor, which notice shall set forth the number of MCUs and the Segment(s) to which such election shall apply and
        (2) either, in respect of a Pre RFS Election, making an initial payment to the

        Grantor's Account of $50,000 for each MCU to be purchased on a "matched" basis and $100,000 for each MCU to be purchased on an "unmatched" basis under this Section 2(f) in order to increase the Initial Payment pursuant to Section 3(a) below, or, in respect of a Post RFS Election, immediately paying to the Grantor's Account the applicable purchase price of such Optional European Capacity. Upon receipt of such written election notice and payment, to the extent that such Optional European Capacity remains uncommitted at that time, the Purchaser shall be irrevocably obligated to purchase the elected number of MCU(s) on Segment S-3a and/or Segment S-3c on the RFS Date for such Segment(s), in respect of a Pre RFS Election, or immediately in respect of a Post RFS Election, as applicable. The $50,000 or $100,000 initial payment(s) to be made pursuant to this Section 2(f) in respect of a Pre RFS Election, upon payment to Grantor, shall be non-refundable (except as provided in Section 21 of this Agreement) and shall be credited toward the payment of the purchase price pursuant to this Section 2(f). Payment of the purchase price in respect of a Post RFS Election made under this Section 2(f) shall be non-refundable. A revised Schedule I will be prepared with respect to such Optional European Capacity.

   (g)  Inland Capacity. The Grantor, on behalf of the Inland Affiliates hereby
        ---------------
        grants to the Purchaser the option of entering into Inland Capacity Agreements at any time, so long as and only to the extent that at such time uncommitted capacity remains available, to purchase inland connection services in the United States between the cable station in Brookhaven, New York, United States and New York City, New York, United States ("US Backhaul") and to purchase inland connection services in the United Kingdom between the cable station in Whitesands, United Kingdom and London, United Kingdom ("UK Backhaul"). If the Purchaser exercises such option, then the Purchaser and the Inland Affiliates shall negotiate and enter into Inland Capacity Agreements, in form and substance reasonably satisfactory to the Inland Affiliates and the Purchaser. The purchase price per MCU of capacity on US Backhaul shall be $750,000. The purchase price per MCU of capacity on UK Backhaul shall be $2,250,000.

   (h)  Notification of Remaining Capacity. After the RFS Date for the entire
        ----------------------------------
        System Grantor will set aside eight (8) MCUs on Segment S-1 which shall be available for purchase by the Purchaser, so long as and only to the extent that at such time uncommitted capacity remains available. Grantor shall promptly notify the Purchaser in writing, after the RFS Date for the entire System, if it anticipates capacity constraints on the System ("Capacity Constraint Notice"). A capacity constraint shall be deemed to exist when the Grantor reasonably believes, based on pending purchases of capacity, that there are thirty-two (32) or fewer MCUs of capacity remaining unsold on Segment S-1. The Purchaser shall have the option to purchase the eight (8) MCUs by delivering to Grantor, by or upon a date which is sixty (60) days after receipt of the Capacity Constraint Notice, a notice of Purchaser's election to purchase additional capacity, which notice shall set forth the number of MCUs to be purchased and payment therefor. The purchase price for the additional capacity to be purchased pursuant to this Section 2(h) shall be the lesser of (i) $4,000,000 per MCU and (ii) the lowest prevailing AC-1 list price per MCU on Segment S-1. Upon delivery of such election notice and payment therefor, the Purchaser shall be irrevocably obligated to purchase such additional capacity for such purchase price. A revised Schedule I will be prepared with respect to such additional capacity.

3. PAYMENT FOR CAPACITY.
   --------------------

   (a)  Initial Payment. Upon the execution and delivery of this Agreement, the
        ---------------
        Purchaser shall make an initial payment to the Grantor's Account (for the benefit of the Grantor and the benefit of the Subsidiary Grantors), in immediately available Dollars, in an amount equal to 15% of the Total Purchase Price (the "Initial Payment"). The Initial Payment in respect of the Initial Committed Capacity shall be $9,720,000. The Initial Payment shall be non-refundable (except as provided in Section 21 of this Agreement) and shall be credited toward the payment of the Total Purchase Price. The Initial Payment in respect of the Initial Committed Capacity shall be credited toward the payment of the Total Purchase Price due on 1 July 1998.

   (b)  Payment of Purchase Price. In exchange for the IRU interest granted
        -------------------------
        pursuant to this Agreement and the Right of Use Agreement in any Purchased Capacity, the Purchaser shall, on or before the Payment Due Date, pay to the Grantor's Account (for the benefit of the Grantor and the benefit of the Subsidiary Grantors), in immediately available Dollars, an amount equal to the Purchase Price; provided, however, the aggregate payments made by the Purchaser under paragraphs (a) and (b) of this Section 3 shall not exceed the Total Purchase Price. Each payment made under this Section 3(b) shall be non-refundable.

   (c)  Additional Service Payment. The Purchaser shall be required to make, at
        --------------------------
        the request of the Grantor, additional payments in respect of the right of use granted under this Agreement, or the Right of Use Agreement, for access connection rearrangement requested by the Purchaser as set forth in Schedule II to this Agreement and such other reasonable costs in respect of additional services or equipment to be provided hereunder or in connection herewith.

   (d)  Taxes. All payments made by the Purchaser under this Section 3 shall be
        -----
        made without any deduction or withholding for or on account of any tax, duty or other charges of whatever nature imposed by any taxing or governmental authority (collectively "Taxes"). If the Purchaser is or was required by law to make any deduction or withholding from any payment due hereunder to the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors), then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by the Purchaser to the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors) will be increased so that, after any such deduction or withholding for Taxes, the net amount received by the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors) will not be less than the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors) would have received had no such deduction or withholding been required.

4. OPERATION AND MAINTENANCE OF SYSTEM.
   -----------------------------------

   (a)  Maintenance Payments. The Purchaser shall pay to the Grantor (for the
        --------------------
        benefit of the Grantor and the benefit of the Subsidiary Grantors), in immediately available Dollars, amounts ("Maintenance Costs") which are based on its allocated share of the costs for operating, maintaining and repairing the System in accordance with Paragraph 8 of Annex B. For the avoidance of doubt, MCUs of Initial Committed Capacity in respect of which the Purchaser has not been granted the IRU (payment has not been made) will not be included when calculating the Maintenance Costs per STM-1 and the Purchaser's allocable share of the Maintenance Costs. Maintenance Costs shall be payable quarterly in advance on each January 1, April 1, July 1 and October 1, commencing with the first January 1 after the applicable RFS Date, except that on the applicable RFS Date the Purchaser shall make a proportional payment for the period (the "Stub Period") from the applicable RFS Date to the first such January 1 quarterly payment date. Each payment made by the Purchaser under this Section shall be subject to the provisions of Section 2(d) of this Agreement and shall be non-refundable.

   (b)  Maintenance. (i) The Grantor shall use all commercially reasonable
        -----------
        efforts to cause the System to be operated and maintained in efficient working order and in accordance with the Performance Requirements set forth in Annex C. The Grantor represents that the OA&M Agreement is in full force and effect and that it requires and at all times shall require TSSL to provide routine, preventive and corrective maintenance for the System in accordance with performance standards that at least meet prudent industry standards. Grantor will use all commercially reasonable efforts to cause TSSL to perform its obligations under the OA&M Agreement and the Supply Contract.

        (ii) The Grantor together with the Subsidiary Grantors will have sole responsibility for negotiating, executing and administering contracts and all other aspects related to the construction, operation, maintenance and repair of the System.

        (iii) Should any condition exist in any Segment that may impair the integrity of the System, the Grantor shall initiate and coordinate planned maintenance (or shall cause such action to occur), on such relevant Segment which may include the deactivation of such Segment. The Grantor shall, to the extent reasonably practicable, advise the Purchaser in writing at least sixty (60) days (or such shorter period as may be necessary; provided that, if such period is less than five (5) days, such
             -------------
             shorter period as may be agreed), prior to initiating a planned maintenance operation, of the timing, scope and costs of such planned maintenance operation.

        (iv) In the event of disruption of service due to Force Majeure or other emergency, or for any other reason including for the avoidance of doubt any negligent, reckless or wilful act on the part of the Grantor, Subsidiary Grantor or TSSL, the Grantor shall cause service to be restored as quickly as possible, and the Grantor shall promptly take such measures as are reasonably necessary to obtain such objective.

5.  INVOICES; DEFAULT INTEREST.
    --------------------------

    (a) Invoices. The Grantor (and/or the Subsidiary Grantors) or its authorized
        --------
        agent (which may include the Operator), shall render invoices under this Agreement in Dollars, and the Purchaser shall pay such amount in Dollars. The Purchaser shall make all payments by means of a wire transfer to Grantor's Account (for the benefit of the Grantor and the Subsidiary Grantors). Any payments required to be made pursuant to this Agreement shall, save for the Initial Payment which shall be made in accordance with the provisions of Section 3(a), be made on the later of
        (i) the date when due or (ii) five (5) business days after an invoice is received from Grantor by Purchaser.

    (b) Default Interest. Any invoice rendered under this Agreement which is not
        ----------------
        paid when due, shall accrue interest at the annual rate of three percent (3%) above the rate for U.S. dollar LIBOR for one month as quoted in The
                                                                             ---
        Wall Street Journal on the first business day of the month in which such
        -------------------
        payment is due. Such interest shall accrue from the day following the date payment was due until it is paid in full. In the event that applicable law does not allow the imposition of "default interest" at the rate established in accordance with this Section 5(b), such "default interest" shall be at the highest rate permitted by applicable law. For purposes of this Section, "paid" shall mean that funds are available for immediate use by the Grantor.

6.  DEFAULT.
    -------

    (a) If the Purchaser fails to make any payment required by this Agreement on the date that it is due, or if the Purchaser is otherwise in breach of this Agreement, and such payment default continues unremedied for a period of at least five (5) days or such other breach continues for a period of at least thirty (30) days, the Grantor, or its authorized agent, may notify the Purchaser in writing of such payment default or other breach and if full payment is not received or such other breach is not fully remedied within fifteen (15) days of such notification, the Grantor:
        (i) may suspend all service provided to Purchaser hereunder and under the Right of Use Agreement (including suspending Purchaser's right to use the Purchased Capacity), until such payment default or other breach has been cured (including payment of default interest, if any) and (ii) shall be entitled to pursue any and all rights and legal and equitable remedies (including its rights and remedies to enforce the Purchaser's obligations under this Agreement); provided, however, if such breach results in an interruption or significant interference with the ability of other purchasers of IRU's in the System to make use of the capacity of the System they have purchased, the Grantor may take the actions specified in clauses (i) and (ii) with three (3) days after giving Purchaser written notice of such breach (and specifying that such breach has caused or is causing such interruption or interference) if such breach continues unremedied.

    (b) If the Grantor is in breach of this Agreement and such breach continues for a period of at least thirty (30) days, the Purchaser may notify the Grantor in writing of such breach and if such breach is not fully remedied within fifteen (15) days of such notification, the Purchaser shall, for so long as such breach continues, be entitled to pursue any and all rights and legal and equitable remedies, including its rights and remedies to enforce Grantor's obligations under this Agreement; provided, however, if such breach results in an interruption or significant interference with the ability of the Purchaser to make use of the Purchased Capacity that Purchaser has placed into service (it being understood that scheduled and emergency maintenance or restoration procedures shall not be deemed a breach of this Agreement), the Purchaser may pursue any and all rights and legal and equitable remedies, including its rights and remedies to enforce Grantor's obligations under this Agreement, in accordance with the dispute resolution provisions of this Agreement, within three (3) days after giving Grantor written notice of such breach (and specifying that such breach has caused or is causing such interruption or interference) if such breach continues unremedied.

7.  USE OF CAPACITY.
    ---------------

    (a) The operation of the Purchased Capacity and any equipment associated therewith shall be such as not to interrupt, interfere with, or impair service over any of the facilities comprising the System, or impair privacy of any communications over such facilities, cause damage to plant or create hazards to employees, affiliates or connecting companies of the Grantor, any Subsidiary Grantor, the Purchaser, or any other user, owner or operator of the System or the public. The Purchaser shall bear the cost of any additional protective apparatus reasonably required to be installed because of the use of such facilities by the Purchaser, any lessees or permitted transferees of the Purchaser, or any customer or customers of the Purchaser or of any such lessee or transferee. The Grantor will use all reasonable efforts to cause all other purchasers of capacity in the System to undertake obligations substantially in the same form as those of the Purchaser set forth in this Section, and the Purchaser shall cause all permitted users of the IRU in the Purchased Capacity to undertake comparable obligations.

   (b) The Purchased Capacity granted to the Purchaser shall be made available to the Grantor (or its subsidiaries, its agents or the Operator), at such times agreeable to the Purchaser and the Grantor, to permit the Grantor and the Subsidiary Grantors to conduct such tests and adjustments as may be necessary for such capacity to be maintained in efficient working order.

8. DURATION OF AGREEMENT.
   ---------------------

   (a) This Agreement shall become effective on the day and year set forth in the preamble hereto and shall continue in operation until the twenty-fifth (25th) anniversary of the RFS Date for the System.

   (b) The termination of this Agreement (whether under this Section or otherwise) shall not affect the rights and liabilities of the parties hereto arising prior to such termination.

   (c) Upon the termination of this Agreement, so long as Purchaser is not in default hereunder, the Purchaser may elect to extend its rights in the System, for so long as the System exists or has not been retired, by giving written notice to Grantor and paying to Grantor one (1) Dollar. Such election to extend shall not affect or delay the termination of the Grantor's obligations under this Agreement. Upon such election to extend and payment, the Purchaser, together with all other purchasers of capacity on the System that also elect to so extend, shall become the sole owners of the System. The ownership interests of the Purchaser and such other purchasers shall be in proportion to the amount of capacity covered by IRU's previously granted to the Purchaser and such other purchasers. The Grantor shall execute and deliver such documentation as may be reasonably required to effect such transfer of ownership. Without limitation to the generality of the foregoing provisions, Grantor shall have no obligation to operate or maintain the System during such extension.

   (d) The parties hereto shall discuss with each other and the other purchasers of capacity on the System establishing a procedure for the early retirement of the System if such retirement appears to be commercially appropriate.

9.  APPROVALS; LICENSES.
    -------------------

    The performance of this Agreement by each party hereto is contingent upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses and permits as may be required or reasonably deemed necessary by such party for performance by such party hereunder and as may be satisfactory to it. The parties shall use (and in the case of the Grantor, shall cause the Subsidiary Grantors to use) reasonable efforts to obtain and continue, and to have continued, such approvals, consents, licenses and permits. In the event that any regulatory or governmental authority directs either party to terminate this Agreement or if in any relevant jurisdiction any necessary license is likely to be revoked or expire and not immediately be replaced the parties shall (with time being of the essence) forthwith negotiate in good faith any necessary amendments to this Agreement or as to what other action is necessary to avoid termination of this Agreement. No license under patents is granted by the Grantor or any of the Subsidiary Grantors or shall be implied or arise by estoppel in the Purchaser's favor with respect to any apparatus, system or method used by the Purchaser in connection with the use of the capacity granted to it hereunder or under the Right of Use Agreement.

10. DISCLAIMER.
    ----------

    (a) The Grantor and the Subsidiary Grantors have entered into the Supply Contract to obtain plant, equipment and services necessary to allow the Purchased Capacity to be placed into operation on the applicable scheduled RFS Date. Neither the Grantor, any Subsidiary Grantor or any of their respective affiliates warrants or guarantees that the RFS Date for any Segment or the System will occur and the Grantor, the Subsidiary Grantors and their respective affiliates will otherwise have no obligation under this Agreement or the Right of Use Agreement or otherwise unless and until the applicable RFS Date occurs. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE GRANTOR AND THE SUBSIDIARY GRANTORS ARE NOT LIABLE FOR THE SUPPLIER'S FAILURE TO PERFORM. UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ANY OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY DISCLAIMED.

    (b) In order to make it more convenient for the Purchaser to connect the Purchased Capacity to inland networks, the Grantor and the Subsidiary Grantors have permitted certain Inland Carriers to collocate at the cable stations located at each T Segment. Neither the Grantor, any Subsidiary Grantor or any of their respective affiliates warrants or guarantees any agreement between the Purchaser and any Inland Carrier and neither the Grantor, any Subsidiary Grantor or any of their respective affiliates shall have any liability to the Purchaser for any failure of any Inland Carrier to perform the terms and conditions of any such agreement

11. LIMITATIONS OF LIABILITY.
    ------------------------

    (a) Except as otherwise provided in this Agreement or in the Right of Use Agreement, in no event shall the Purchaser, the Grantor or any Subsidiary Grantor be liable to the other for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity, or the costs associated with the use of external restoration facilities, including, without limitation, for any loss or damages sustained by reason of any failure in or breakdown of the System or the facilities associated with the System, the failure of any Inland Carrier to perform the terms and conditions of any agreement to which it and the Purchaser are parties or for any interruption of service, whatever the cause and however long it shall last.

   (b) Neither the Grantor nor any Subsidiary Grantor shall be liable to the Purchaser for any loss or damage which may be suffered by the Purchaser by reason of any circumstances beyond the control of the Grantor and the Subsidiary Grantors and having an adverse effect on the provision of any part of the System in which the Purchaser is entitled to capacity or has any other right or interest under this Agreement or under the Right of Use Agreement.

   (c) (i) Neither the Grantor nor any Subsidiary Grantor shall be liable to the Purchaser for any loss or damage which may be suffered by the Purchaser as a result of, related to, or in connection with, the Purchaser's compliance or non-compliance with any applicable state, federal, foreign governmental, international (foreign or domestic) or other law related to the transfer of the IRU in, or the use of, the Purchased Capacity.

        (ii) The Purchaser shall not be liable to the Grantor or any Subsidiary Grantor for any loss or damage which may be suffered by Grantor as a result of, related to, or in connection with, Grantor's non-compliance with any applicable state, federal, foreign governmental, international (foreign or domestic) or other law related to the transfer by Grantor of the IRU to the Purchaser in, or Grantor's operation, ownership or use of, the System.

12. SETTLEMENT OF DISPUTES.
    ----------------------

    (a) The parties hereto shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement.

    (b) Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). There shall be three (3) arbitrators, the first of which shall be appointed by the claimant in its notice of arbitration, the second of which shall be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which shall be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter. The language of the Arbitration shall be English. The Arbitrator will not have authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties shall share equally the expenses of the Arbitration Tribunal and the AAA.
        This Agreement shall be enforceable, and any arbitration award shall be final, and judgment thereon may be entered in any court of competent jurisdiction. The arbitration shall be held in New York, New York, USA.

13. INCREASE OF INITIAL DESIGN CAPACITY.
    -----------------------------------

    The Grantor and the Subsidiary Grantors shall have authority to increase, at their own cost and expense, the Initial Design Capacity of the System.

14. GOVERNING LAW.
    -------------

    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

15. WAIVER OF IMMUNITY.
    ------------------

    The parties hereto acknowledge that this Agreement is commercial in nature, and each party hereto expressly and irrevocably waives any claim or right which it may have to immunity (whether sovereign immunity, act of state or otherwise) for itself or with respect to any of its assets in connection with an arbitration, arbitral award or other proceeding to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of its assets from pre or post-judgment attachment or execution and immunity from the jurisdiction of any court or arbitral tribunal.

16. EXPORT CONTROL.
    --------------

    The parties hereto acknowledge that to the extent any products, software or technical information provided under this Agreement or the Right of Use Agreement are or may be subject to any applicable export laws and regulations, the parties hereto agree that they will not use, distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with such export laws and regulations (or licenses or orders issued pursuant thereto). If requested by either party hereto the other party agrees to sign all necessary export-related documents as may be required to comply therewith.

17. REPRESENTATIONS; INDEMNITY.
    --------------------------

    (a) The Grantor hereby represents and warrants to Purchaser that (i) Grantor is a company duly organized and validly existing under the laws of Bermuda; (ii) the execution, delivery and performance of this Agreement by Grantor has been duly authorized by all necessary corporate action on the part of Grantor and this Agreement is a valid, binding and enforceable obligation of Grantor enforceable in accordance with its terms and (iii) the execution, delivery and performance of this Agreement by Grantor does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Grantor.

    (b) Purchaser hereby represents and warrants to Grantor that (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser and this Agreement is a valid, binding and enforceable obligation of Purchaser enforceable in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by Purchaser does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Purchaser.

    (c) Each Party hereby represents and warrants to the other party that it has obtained all approvals, consents, governmental authorizations, licenses and permits as may be required to enter into this Agreement, and grant or require, as the case may be, the IRU in the Purchased Capacity.

    (d) The foregoing representations and warranties shall survive the execution and delivery of this Agreement.

    (e) Subject to Section 11, the Purchaser agrees to indemnify and hold harmless the Grantor and the Subsidiary Grantors and their respective officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with: (i) any breach or violation by the Purchaser of applicable law or governmental regulation and (ii) any claims of whatever nature by third parties with respect to the services provided by the Purchaser.

    (f) Subject to Section 11, the Grantor agrees to indemnify and hold harmless the Purchaser and its officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with (i) any breach or violation by the Grantor or any Subsidiary Grantor of applicable law or governmental regulation, and (ii) any claims of whatever nature by third parties with respect to the services provided by the Grantor or any Subsidiary

        Grantor.

    (g) The Grantor hereby represents and warrants that it shall perform its obligations under this Agreement and shall provide the Purchased Capacity in accordance with the terms of this Agreement.

    (h) The Purchaser hereby represents and warrants that it shall perform its obligations under this Agreement and shall cause the Subsidiary Grantors to perform their obligations under the Right of Use Agreement in accordance with the terms thereof.

    (i) The Grantor hereby represents and warrants that it shall use all commercially reasonable efforts to ensure that the operation, administration and maintenance of the System as set out in Paragraph 8 of Annex B to this Agreement are provided with all reasonable skill and care in accordance with recognized standards of a competent provider of maintenance services in a manner consistent with applicable law.

    (j) The Grantor or the Subsidiary Grantors shall not use or knowingly permit the System to be used by any other purchaser for any illegal purpose or any unlawful manner; and

    (k) The Grantor shall indemnify and hold the Purchaser harmless in respect of all and any losses and damages, costs and expenses (including reasonable legal costs and expenses) arising out of any claims or proceedings (whether successful or not) against the Purchaser regarding patents copyright or any other intellectual property rights provided under this Agreement or the Right Of Use Agreement which are owned by any third party resulting from Purchaser's use of the Purchased Capacity in accordance with the terms of this Agreement and the Right of Use Agreement. In the event that the use by the Purchaser of the Purchased Capacity in accordance with the terms of this Agreement and the Right of Use Agreement shall infringe the patents, copyrights or other intellectual property rights provided under this Agreement or the Right of Use Agreement which are owned by any third party, the Grantor shall obtain or procure by whatever means it shall deem appropriate at its own cost and expense the right for the Purchaser to use the Purchased Capacity in accordance with the terms of this Agreement and the Right of Use Agreement.

18. RELATIONSHIP OF THE PARTIES.
    ---------------------------

    This Agreement shall not form a joint venture or partnership or similar business arrangement between the parties hereto and the Subsidiary Grantors, and nothing contained herein or in the Right of Use Agreement shall be deemed to constitute a partnership or joint venture or similar business arrangement.

19. NO THIRD PARTY BENEFICIARIES.
    ----------------------------

    This Agreement does not provide and is not intended to provide third parties (including, but not limited to, customers of the Purchaser, any permitted transferee of the Purchased Capacity or any other permitted user of the Purchased Capacity) with any remedy, claim, liability, reimbursement, cause of action, or any other right, except for the Subsidiary Grantors. Furthermore, the Purchaser acknowledges that, except as set forth in the Right of Use Agreement, it is not a third party beneficiary of any agreement entered into by the Grantor or the Subsidiary Grantors including, but not limited to, the Supply Contract and the OA&M Agreement.

20. ASSIGNMENT.
    ----------

    (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, the Subsidiary Grantors and their respective successors and permitted assigns; provided that,
                                                               --------
        except for the collateral assignment of the Grantor's and/or any Subsidiary Grantor's and/or the Purchaser's rights under this Agreement to one or more of the Grantor's lenders, or the Purchaser's lenders and except as provided in paragraphs (b) and (c) of this Section, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, transferred or otherwise disposed of or delegated by either party hereto without the prior written consent of the other party.

    (b) The Grantor and the Subsidiary Grantors shall be permitted to assign, transfer or otherwise dispose of any or all of their rights hereunder and under the Right of Use Agreement and delegate any or all of their obligations hereunder and under the Right of Use Agreement to any present or future affiliated company of the Grantor or to an entity controlled by, under the same control as, or controlling, the Grantor. The Grantor shall give the Purchaser notice of any such assignment, transfer or other disposition or any such delegation.

    (c) The Purchaser shall solely be responsible for complying with all of the terms binding on the "Purchaser" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its rights hereunder or under the Right of Use Agreement or delegate any or all of its obligations hereunder or under the Right of Use Agreement to any person or entity except the Purchaser may transfer its rights (but not
                         ------
        its obligations) to use any Purchased Capacity to a Carrier Party, subject to paragraph (d) of this Section, in accordance with Paragraph 6 of Annex B to this Agreement, provided that simultaneously with
                                      --------
        transferring such rights to such Carrier Party, such Carrier Party executes a document acknowledging:

        (i) that it has acquired from the Purchaser rights to use Purchased Capacity which were conveyed to the Purchaser under or in connection with a capacity purchase agreement with the Grantor (the "CPA);

        (ii) that the Purchaser has an ongoing obligation under the CPA to make certain payments to the Grantor (including, without limitation, in respect of operation, administration and maintenance expenses) and otherwise comply with the terms thereof, and that the failure of the Purchaser to make any such payments when due or the occurrence of any other breach by the Purchaser of the terms of the CPA could result in the suspension of the Purchaser's right to the Purchased Capacity in accordance with the terms of the CPA; and

        (iii) that such Carrier Party is not a third party beneficiary of the CPA or the Right of Use Agreement.

    (d) The Purchaser may only transfer to a single assignee, whether pursuant to one or more transfers, its rights (but not its obligations) to use in the aggregate one (1) or more MCUs of Purchased Capacity on terms and conditions which are mutually agreed between the Grantor and the Purchaser.

    Any transfer by the Purchaser of its obligations or its rights to use any Purchased Capacity which is in violation of this Section shall be void and of no force and effect.

21. CONDITION TO PURCHASER'S OBLIGATIONS.
    ------------------------------------

    The Purchaser's obligation to pay for an IRU (i) with respect to any Purchased Capacity on Segment S-1 shall terminate if the RFS Date for the Purchased Capacity on Segment S-1 has not occurred by October 15, 1998 or
    (ii) with respect to any other Purchased Capacity shall terminate if the RFS Date for such Purchased Capacity has not occurred by June 30, 1999. In any such event, the Grantor shall refund all amounts of Purchase Price paid by the Purchaser with respect to such Purchased Capacity as to which Purchaser's obligation has terminated within thirty (30) days after the applicable date.

22. NOTICES.
    -------

    Each notice, demand, certification or other communication given or made under this Agreement shall be in writing and shall be delivered by hand or sent by registered mail or by facsimile transmission to the address of the respective party as shown below (or such other address as may be designated in writing to the other party hereto in accordance with the terms of this Section):

        If to the Purchaser:  Telemonde Bandwidth (Bermuda) Ltd.
                              Argonaut House
                              5 Park Road
                              Hamilton HM09, Bermuda
        Attn:                 Company Secretary
        Fax No.:

        With a copy to:     Telemonde Ltd
                            54 Grosvenor Street
                            London W1X 0EU
                            United Kingdom
        Attn:               Company Secretary
        Fax No.             011 44 171 493 3524

        If to the Grantor:  Atlantic Crossing Ltd.
                            Wessex House
                            45 Reid Street
                            Hamilton HM12, Bermuda
        Attn:               President
        Fax No.:            441-296-8606

    Any change to the name, address and facsimile numbers may be made at any time by giving fifteen (15) days prior written notice in accordance with this Section. Any such notice, demand or other communication shall be deemed to have been received, if delivered by hand, at the time of delivery or, if posted, at the expiration of seven (7) days after the envelope containing the same shall have been deposited in the post maintained for such purpose, postage prepaid, or, if sent by facsimile, at the date of transmission if confirmed receipt is followed by postal notice.

23. SEVERABILITY.
    ------------

    If any provision of this Agreement is found by an arbitral, judicial or regulatory authority having jurisdiction to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect.

24. HEADINGS.
    --------

    The Section headings of this Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

25. COUNTERPARTS.
    ------------

    This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original. Such counterparts shall together (as well as separately) constitute one and the same instrument.

26. ENTIRE AGREEMENT.
    ----------------

    This Agreement together with the Schedules, Annexes and Attachments hereto supersedes all prior or written understandings between the parties hereto and constitutes the entire agreement with respect to the subject matter herein. This Agreement shall not be modified or amended except by a writing signed by authorized representatives of the parties hereto.

27. PUBLICITY AND CONFIDENTIALITY.
    -----------------------------

    (a) The provisions of this Agreement and any non-public information, written or oral, with respect to this Agreement ("Confidential Information") will be kept confidential and shall not be disclosed, in whole or in part, to any person other than affiliates, officers, directors, employees, agents, professional advisors, financial institutions and lenders or representatives of a party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating, executing and implementing this Agreement. Each party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Section
        27. Nothing herein shall prevent a party from disclosing Confidential Information (i) upon the order of any court or administrative agency,
        (ii) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder provided that the parties shall co-operate in relation to the disclosure
        --------
        of the Confidential Information in such circumstance, (iv) to a party's legal counsel or independent auditors, (v) to prospective lenders to the Grantor, and (vi) to any actual or proposed assignee, transferee or lessee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Section 27.

    (b) The foregoing shall not restrict either party from publicly announcing that it has entered into this Agreement with the parties hereto, but without including any details contained in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date first written above.

                                        ATLANTIC CROSSING LTD.

                                        By: /s/ K. Eugene Shutter
                                           --------------------------
                                           Name: K. Eugene Shutter
                                           Title: President

                                        TELEMONDE BANDWIDTH
                                        (BERMUDA) LTD.


                                        By: /s/ Susan Williams
                                           --------------------------
                                           Name: Susan Williams
                                           Title: Director